                                                                    Exhibit 99.L

                                    EXHIBIT L

                              Custodial Undertaking

                                                               EXECUTION VERSION

      CUSTODIAL UNDERTAKING, dated as of January 4, 2001 (this "CUSTODIAL UNDERTAKING"), among Salomon Brothers International Limited ("BORROWER"), Banco Santander Central Hispano S.A., acting through its London branch ("LENDER") and The Bank of New York ("CUSTODIAN").

      WHEREAS, Borrower and Lender have entered into a Loan and Security Agreement (as amended and supplemented from time to time, the "LOAN AND SECURITY AGREEMENT") dated as of January 4, 2001, pursuant to which Borrower will be obligated from time to time to pledge certain collateral to Lender to secure Borrower's obligations to Lender thereunder; and

      WHEREAS, Custodian has agreed to act as custodian with respect to such collateral, all as more particularly set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.    DEFINITIONS

      Whenever used in this Custodial Undertaking, the following words shall have the meanings set forth below.

      A. "AUTHORIZED PERSON" shall mean any person, whether or not any such person is an officer or employee of Lender or Borrower, as the case may be, duly authorized to give Oral Instructions and Written Instructions on behalf of Lender or Borrower, such persons and their specimen signatures to be designated in Schedule I attached hereto; as such Schedule I may be amended from time to time.

      B. "BOOK ENTRY SECURITIES" shall mean Book-Entry Treasury Securities as defined in 31 C.F.R. Part 357.2 and any other securities registered in the form of an entry on the records of the Book-Entry System.

      C. "BOOK-ENTRY SYSTEM" shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York ("FRBNY").

      D. "BUSINESS DAY" shall mean any day on which Custodian, the Book-Entry System and appropriate Clearing Corporations(s) are open for business.

      E. "CLEARING CORPORATION" shall mean The Depository Trust Company, Government Securities Clearing Corporation, and any other U.S. domestic clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency.

      F. "CLEARING CORPORATION SECURITIES" shall mean securities which are credited to a securities account of the Custodian in the records of a Clearing Corporation.

      G. "COLLATERAL" means all Eligible Collateral, distributions, dividends or income thereon and any proceeds thereof transferred to or otherwise received by Lender (or Custodian on behalf of Lender) pursuant to the Loan and Security Agreement and not returned to Borrower thereunder or hereunder.

      H. "COLLATERAL ACCOUNT" shall mean the securities account maintained by Custodian hereunder in which Eligible Collateral shall be deposited by Borrower and pledged to Lender pursuant to the Loan and Security Agreement. The Collateral Account shall be deemed to be a "securities account" within the meaning of the UCC. For purposes of this Custodial Undertaking, the Collateral Account shall include any account for the deposit of cash in connection therewith.

      I. "CROWN CASTLE" means Crown Castle International Corp., a Delaware corporation.

      J. "ELIGIBLE COLLATERAL" means (i) shares of the Underlying Equity, (ii) U.S. Dollar cash, (iii) negotiable debt securities issued by the United States Treasury Department, and (iv) negotiable debt securities of issuers (A) with a rating as of the date of transfer of at least BBB- by Standard & Poor's Ratings Services and at least Baa3 by Moody's Investors Service, Inc. and (B) which securities are, as of the date of transfer, registered securities traded on a U.S. national securities exchange or in the over-the-counter market and freely tradable under the U.S. Securities Act of 1933, as amended.

      K. "EVENT OF DEFAULT" has the meaning set forth in Section 10(a) of the Loan and Security Agreement.

      L. "LOAN" means the loan made by Lender to Borrower pursuant to the Loan and Security Agreement.

      M. "MARKET VALUE" means, with respect to any Eligible Collateral or Collateral, as of any date of determination, (i) in the case of U.S. Dollar cash, the amount thereof, and (ii) otherwise, the bid price thereof as of the close of trading on the immediately preceding Business Day.

      N. "NOTICE OF DEFAULT" shall mean a written notice delivered by Lender to Custodian and, to the extent required under the Loan and Security Agreement, Borrower, informing Custodian and, to the extent required under the Loan and Security Agreement, Borrower of an Event of Default and setting forth the specific Event of Default.

      O. "ORAL INSTRUCTIONS" shall mean verbal instructions received by Custodian from an Authorized Person.

      P. "PHYSICAL SECURITIES" shall mean securities and money market instruments issued in definitive form which are not Book-Entry Securities or Clearing Corporation Securities.

      Q. "SUBSTITUTE COLLATERAL" has the meaning set forth in Section 7(n) of the Loan and Security Agreement.

      R. "UCC" shall mean the Uniform Commercial Code of the State of New York (as amended from time to time).

      S. "UNDERLYING EQUITY" means the common stock, par value $0.01 per share, of Crown Castle; PROVIDED that if any new or different security shall be exchanged for the Underlying Equity by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become the Underlying Equity, in substitution for the Underlying Equity for which such exchange is made.

      T. "WRITTEN INSTRUCTIONS" shall mean written communications received by Custodian from an Authorized Person by telex, facsimile or any other electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

      References to time in this Custodial Undertaking shall mean the time in effect on that day in New York, New York. Except as may otherwise apply for income, dividends or distributions payable on particular securities or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Custodial Undertaking for the transfer, payment or receipt of funds or cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

2.    APPOINTMENT OF CUSTODIAN; COLLATERAL ACCOUNT

      A. Borrower and Lender hereby appoint Custodian as custodian of all Eligible Collateral or Collateral at any time received by Custodian in connection with the Loan and Security Agreement and as the agent of Lender to return Collateral to Borrower as provided herein. Custodian hereby accepts appointment as such custodian and agent and agrees to establish and maintain the Collateral Account and appropriate records identifying the Collateral in or credited to the account as pledged by Borrower to Lender.

      B. Borrower and Lender each authorizes and instructs Custodian to utilize the Book-Entry System, Clearing Corporations and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Book-Entry Securities and Clearing Corporation Securities credited to the Collateral Account will be represented in accounts at the Book-Entry System and the appropriate Clearing Corporation in the name of Custodian or its nominee which include only assets held by Custodian for its customers and shall not include any assets held by Custodian in its individual capacity. Transfers of Eligible Collateral or Collateral in the form of Book-Entry Securities and Clearing Corporation Securities hereunder will be effected in accordance with, and subject to, the rules, regulations, operating procedures and custody arrangements of the Book-Entry System and each Clearing Corporation, respectively.

3.    REPRESENTATIONS AND WARRANTIES

      A. BORROWER, LENDER AND CUSTODIAN. Borrower, Lender and Custodian each represents and warrants, which representations and warranties will be deemed to be repeated on each date Eligible Collateral or Collateral is transferred hereunder, that:

            (i) It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Custodial Undertaking and to perform all of the duties and obligations to be performed by it hereunder.

            (ii) This Custodial Undertaking is legally and validly entered into, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally; and

            (iii) The person executing this Custodial Undertaking on its behalf has been duly authorized to do so.

      B. FURTHER REPRESENTATIONS OF CUSTODIAN. Custodian further represents and warrants, which representations and warranties will be deemed to be repeated on each date Eligible Collateral or Collateral is transferred hereunder, that:

            (i) It is a New York trust company with its principal office at One Wall Street, New York, New York 10286;

            (ii) It maintains a book-entry securities account with FRBNY and each Clearing Corporation in which it holds securities hereunder; and

            (iii) It will maintain the Collateral Account as a custody account and shall administer the Collateral Account in the same manner it administers similar accounts established for the same purpose.

4.    CUSTODY OF COLLATERAL

      A. TRANSFERS.

            (i) TRANSFERS OF COLLATERAL. All transfers of Eligible Collateral required to be made by Borrower to Lender pursuant to Section 7 of the Loan and Security Agreement shall be made to the Custodian for credit to the Collateral Account.

            (ii) RETURN OF COLLATERAL. Lender hereby agrees to direct Custodian, in respect of each Business Day on which Lender is required to transfer Collateral to Borrower pursuant to Section 7 of the Loan and Security Agreement, to transfer such Collateral to Borrower.

            (iii) SUBSTITUTIONS. Lender hereby authorizes Custodian, upon Oral or Written Instructions from Borrower, to transfer Collateral to Borrower against transfer to the Collateral Account of Substitute Collateral. Custodian shall have no duty to determine whether any such Substitute Collateral or the Market Value thereof, complies with the terms of the Loan and Security Agreement.

      B. MAINTENANCE OF THE COLLATERAL ACCOUNT.

            (i) PHYSICAL SECURITIES. Custodian shall take possession of each Physical Security comprising Eligible Collateral at a secure facility at one of its offices in New York City and shall identify such Physical Securities on its books and records as belonging to Borrower and pledged to Lender.

            (ii) BOOK-ENTRY SECURITIES. Collateral which is a Book-Entry Security shall be continuously maintained by Custodian in the Book-Entry System. Custodian shall credit such Book-Entry Securities to the Collateral Account.

            (iii) CLEARING CORPORATION SECURITIES. Collateral which is either
(i) a Clearing Corporation Security or (ii) part of a fungible bulk of Clearing Corporation Securities shall be continuously maintained by Custodian in an account with the appropriate Clearing Corporation. Custodian shall continuously credit such Clearing Corporation Securities to the Collateral Account.

      C. STATUS OF CUSTODIAN; COLLATERAL. The parties intend that Custodian shall act as a "securities intermediary" as such term is defined in the UCC. In addition, the parties agree that all Collateral (excluding cash) in the Collateral Account shall be treated as "financial assets", as such term is defined in the UCC.

      D. PLEDGE OF ELIGIBLE COLLATERAL. All Collateral credited to the Collateral Account from time to time will be held by Custodian as custodian for Lender. Custodian will take such actions with respect to the Collateral Account and the Collateral as Lender shall direct and in no event shall any consent of Borrower be required for the taking of any such action by Custodian. Lender will not instruct Custodian to deliver any Collateral to any person other than Borrower until an Event of Default has occurred with respect to Borrower and will otherwise comply with its obligations with respect to the Collateral under the Loan and Security Agreement. Notwithstanding anything to the contrary herein, Custodian shall have no right to, and shall not, vote or give any consent with respect to any Collateral in the form of shares of the Underlying Equity. Custodian shall not release or dispose of the Collateral without the Lender's prior consent.

      E. INSTRUCTIONS. Any instruction by Lender or Borrower to Custodian to transfer Collateral from the Collateral Account shall be set forth in a written notice substantially in the form attached hereto as Appendix I, delivered to a Vice President or above in Custodian's Broker Dealer Services Division with a copy to the other party. Custodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions to the extent otherwise permitted hereunder; it being understood and agreed that Custodian shall have no liability for its inability to comply with such instructions if the rules or systems of the Book-Entry System and/or applicable Clearing Corporation prevent Custodian from transferring Collateral from the Collateral Account. Borrower shall be responsible for and pay to Custodian all applicable fees, costs and charges associated with such transfer from the Collateral Account.

      F. NO LIEN OR PLEDGE BY CUSTODIAN. Custodian agrees that Collateral credited to the Collateral Account shall not be subject to any security interest, lien or right of setoff in favor of or by Custodian or any third party claiming through Custodian, and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, otherwise grant any third party an interest in, or provide any third party with control (as defined in Section 8-106 or 9-115(1)(e) of the UCC) with respect to, any Collateral. Custodian waives any security interest in or right of setoff against the Collateral for any fees, costs, expenses or other obligations payable in respect of the Collateral Account by Borrower.

      G. PAYMENT OF DISTRIBUTIONS. Custodian shall transfer to Borrower all income, dividends or other distributions received by Custodian with respect to Collateral promptly upon receipt, but in no event later than 5:00 p.m. on the Business Day following the day of receipt, except if Lender has delivered a Notice of Default to Custodian and Borrower and such notice has not been rescinded or Lender otherwise instructs Custodian in writing.

      H. VALUATION; STATEMENTS. On each Business Day, Custodian shall determine the Market Value of all Collateral in the Collateral Account and no later than 10:00 a.m. on the next following Business Day provide Borrower and Lender a statement of such Market Value and of the composition of all Collateral in the Collateral Account as of the close of business in New York on the preceding Business Day. Borrower and Lender shall promptly review all such statements and shall promptly advise Custodian of any error, omission or inaccuracy in such statements. Custodian shall undertake to correct any errors, failures or omissions that are reported to Custodian by Borrower or Lender. Any such corrections shall be reflected on subsequent statements.

      I. DELIVERIES BY CUSTODIAN. All transfers of Collateral by Custodian to Borrower from the Collateral Account shall be made by delivery to the account(s) designated in Schedule II, as it may be amended from time to time by delivery to and receipt by Custodian of a new Schedule II. Custodian shall have no further duties hereunder with respect to Collateral so delivered to Borrower.

5.    LOAN TERMINATION DATE

Subject to Paragraph 6 hereof and Section 7 of the Loan and Security Agreement, on the date of termination of the Loan, Lender shall instruct Custodian to transfer from the Collateral Account to Borrower all Collateral therein.

6.    DEFAULT

In the event that Lender delivers a Notice of Default to Custodian, Custodian shall act in accordance with the instructions of Lender. Custodian shall fully rely without further inquiry on the statements set forth in such Notice of Default and shall be held harmless by Borrower for so acting.

7.    CONCERNING CUSTODIAN

      A. LIMITATION OF LIABILITY; INDEMNIFICATION. Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable fees of counsel (collectively, "LOSSES"), resulting from its action or inaction in connection with this Custodial Undertaking, including Losses which are incurred by reason of any action or inaction by the Book-Entry System, or any Clearing Corporation, or their successors or nominees, except for those Losses arising out of Custodian's negligence, bad faith or willful misconduct. In no event shall Custodian be liable to Lender, Borrower or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Custodial Undertaking. Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion. Each of Lender and Borrower agrees, severally but not jointly, to indemnify Custodian and to hold it harmless against any and all Losses which are sustained by Custodian (i) in the case of Lender's indemnity, as a result of Custodian's action or inaction in connection with this Custodial Undertaking pursuant to Instructions of Lender and (ii) in the case of Borrower's indemnity, otherwise as a result of Custodian's action or inaction in connection with this Custodial Undertaking, except in the case of either (i) or (ii) those Losses arising out of Custodian's negligence, bad faith or willful misconduct and except, with respect to Lender, Losses, if any, relating to fees owed by Borrower to Custodian. It is expressly understood and agreed that Custodian's right to indemnification hereunder shall be enforceable only against Lender and Borrower directly, without any obligation to first proceed against any third party for whom it may act, and irrespective of any rights or recourse that Lender or Borrower may have against any such third party. This indemnity shall be a continuing obligation of Lender and Borrower notwithstanding the termination of the Loan or this Custodial Undertaking.

      B. NO GUARANTY BY CUSTODIAN. It is expressly agreed and acknowledged by Lender and Borrower that Custodian is not guaranteeing performance of or assuming any liability for the obligations of Lender or Borrower under the Loan and Security Agreement nor is it assuming any credit risk associated with the Loan and Security Agreement, which liabilities and risks are the responsibility of Lender and Borrower; further, it is expressly agreed that Custodian is not undertaking to make credit available to Lender or Borrower in connection with the Loan and Security Agreement.

      C. NO DUTY OF INQUIRY. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

            (i) the validity of the issue of any securities pledged by Borrower, or the legality, validity or enforceability of any such pledge;

            (ii) the due authority of any Authorized Person to act on behalf of Lender or Borrower with respect to Collateral held in the Collateral Account;

            (iii) the due authority of Lender or Borrower to pledge or hold any particular Collateral hereunder; or

            (iv) whether the Collateral held in the Collateral Account is Eligible Collateral or otherwise of a type or amount required by the Loan and Security Agreement.

      D. SECURITIES IN DEFAULT. Custodian shall not be under any duty or obligation to take action to effect collection of any amount in respect of the Collateral which amount is in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

      E. CUSTODIAN FEE. Custodian shall be entitled to receive from Borrower and Borrower shall pay to Custodian such compensation as may be agreed upon from time to time between Custodian and Borrower and Custodian's reasonable out-of-pocket expenses.

      F. RELIANCE ON ORAL/WRITTEN INSTRUCTIONS. Custodian shall be entitled to rely upon any Written Instruction or Oral Instruction received by Custodian and reasonably believed by Custodian to be delivered by an Authorized Person. Lender and Borrower agree to forward to Custodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Custodian by the close of business of the same day that such Oral Instructions are given to Custodian. Lender and Borrower agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Custodian.

      G. RELIANCE ON PRICING SERVICES. Custodian is authorized to utilize any generally recognized pricing information service (including brokers and dealers of securities) in order to perform its valuation responsibilities hereunder, and Borrower and Lender agree to hold Custodian harmless from and against any Losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer.

      H. FORCE MAJEURE. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Custodial Undertaking arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority or governmental, judicial or regulatory actions; provided, however, that Custodian shall use its best efforts to resume performance as promptly as practicable under the circumstances.

      I. NO ADDITIONAL DUTIES. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Custodial Undertaking, and no covenant or obligation shall be implied in this Custodial Undertaking against Custodian.

8.    TERMINATION

Any of the parties hereto may terminate this Custodial Undertaking by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of giving of such notice. Upon termination hereof, Borrower shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination and shall likewise reimburse Custodian for any disbursements and expenses made or incurred by Custodian and payable or reimbursable hereunder. If Lender and Borrower do not provide consistent Written Instructions designating a successor custodian or otherwise directing the transfer of all property in the Collateral Account prior to the termination date, Custodian shall, at Borrower's expense, continue to hold Collateral in the Collateral Account subject to the terms and conditions hereof until the earlier of (i) the date Custodian receives such instructions or (ii) the date as of which the Lender has delivered to Custodian Written Instructions that Borrower has satisfied all obligations to Lender under the Loan and Security Agreement and authorizing Custodian to comply with Borrower's Written Instructions with respect to the Collateral.

9.    MISCELLANEOUS

      A. AUTHORIZED PERSONS. Lender and Borrower each agrees to furnish to Custodian a new Schedule I in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule I is received, Custodian shall be fully protected in acting under the provisions of this Custodial Undertaking upon Oral Instructions or Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule I.

      B. ACCESS TO BOOKS AND RECORDS. Upon reasonable request, Lender and Borrower shall have access to Custodian's books and records maintained in connection with this Custodial Undertaking during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Lender or Borrower at the requesting party's expense (which shall not be unreasonable).

      C. INVALIDITY OF ANY PROVISION. In case any provision in or obligation under this Custodial Undertaking shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

      D. ENTIRE AGREEMENT/AMENDMENTS. The Custodial Undertaking, together with the Loan and Security Agreement, represents the entire agreement between Borrower and Lender with respect to the subject matter thereof and may not be amended or modified in any manner except by a written agreement executed by the parties hereto. Borrower and Lender acknowledge that Custodian is not a party to the Loan and Security Agreement and is not and shall not be deemed to be on notice of any provision thereof.

      E. BINDING AGREEMENT. This Custodial Undertaking shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Custodial Undertaking shall not be assignable by any party without the written consent of the other parties.

      F. APPLICABLE LAW/JURISDICTION. This Custodial Undertaking shall be construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof. The parties hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.

      G. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

      H. WAIVER OF IMMUNITY. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity in connection with this Custodial Undertaking.

      I. HEADINGS AND REFERENCES. The headings and captions in this Custodial Undertaking are for reference only and shall not affect the construction or interpretation of any of its provisions.

      J. COUNTERPARTS. This Custodial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      K. NOTICES. Any notice authorized or required by this Custodial Undertaking shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, telex or facsimile to the individuals at the address specified in Schedule III or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

      L. NO THIRD PARTY BENEFICIARIES. In performing hereunder, Custodian is acting solely on behalf of Lender and Borrower and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

      M. ACKNOWLEDGEMENT. Notwithstanding that Lender is entering this Custodial Undertaking through its London branch, Lender acknowledges and agrees that this Custodial Undertaking is enforceable against Lender as though it were entered through Lender's head or home office.

      IN WITNESS WHEREOF, the parties hereto have caused this Custodial Undertaking to be executed by their respective corporate officers, thereunto duly authorized, as of the 4th day of January, 2001.


SALOMON BROTHERS                          BANCO SANTANDER CENTRAL
INTERNATIONAL LIMITED                     HISPANO, S.A.


By: /s/ PETER RAE                         By: /s/ STEVEN WAHNON
    --------------------------                --------------------------
   Name:  Peter Rae                          Name:  Steven Wahnon
   Title:  Senior Vice President             Title:  Senior Manager


By: /s/ CLIFF VERRON                      By: /s/ JIM INCHES
    --------------------------                --------------------------
   Name:  Cliff Verron                       Name:  Jim Inches
   Title:  MD Treasury                       Title:  Senior Manager


                                          THE BANK OF NEW YORK


                                          By: /s/ JOHN MORIK
                                              --------------------------
                                             Name:  John Morik
                                             Title:  Vice President

                                   SCHEDULE I

      The following individuals have been designated as Authorized Persons of Lender and Borrower, respectively, in connection with the Custodial Undertaking, dated as of January 4, 2001.

                                     LENDER

                  Name                                  Signature

Alberto Alvarez
                                             -----------------------------------
David Parker
                                             -----------------------------------
Brian Watts
                                             -----------------------------------
Steven Wahnon
                                             -----------------------------------

                                    BORROWER

                  Name                                  Signature

Paul Carroll
                                             -----------------------------------
Stephen Green
                                             -----------------------------------
Alan Begley
                                             -----------------------------------

                                   SCHEDULE II

                  Account Information for Delivery to Borrower

                          Chase Manhattan Bank New York
                                 ABA 021 000 021
                    For Account: Chase Manhattan Bank London
                 Favour: Salomon Brothers International Limited
                             Account No. 9301035789


                Instructions for Delivery of Physical Securities

                              Salomon Smith Barney
                     A/C Salomon Smith Barney International
                      Physical Receive & Deliver Department
                         333 West 34th Street, 3rd Floor
                               New York, NY 10001
                       ATTN: Paul Walden or Frank Albanese

                                  SCHEDULE III

                               Address for Notices


                                  To Borrower:

                     Salomon Brothers International Limited
                                 Victoria Plaza
                           111 Buckingham Palace Road,
                             London SW1W 0SB England
                             Attention: Cathy Munro
                           Facsimile: 44-207-721-2830

                                 with a copy to:

                       Salomon Smith Barney Holdings Inc.
                        388 Greenwich Street, 38th Floor
                            New York, New York 10013
                          Attention: Joseph Martinelli
                             Facsimile: 212-816-3619

                                   To Lender:

                      Banco Santander Central Hispano S.A.
                                 Santander House
                                100 Ludgate Hill
                                 London EC4M 7RE
                           Attention: Alberto Alvarez
                             Facsimile: 20 7332 7412


                                  To Custodian:

                              The Bank of New York
                           One Wall Street, 4th Floor
                            New York, New York 10286
                          Attention: Vincent Torretta.
                            Facsimile: 212-635-4893.
                                       Or
                           Attention: Joseph Cangelosi
                             Facsimile: 212-635-7170

                                   APPENDIX I

                              Form of Instructions


                                                                          [DATE]

To:   The Bank of New York
      One Wall Street, 4th Floor
      New York, New York 10286
      Attention:  Vincent Torretta or Joseph Cangelosi

This notice is given pursuant to Section 4E of the Custodial Undertaking, dated as of January 4, 2001 (the "CUSTODIAL UNDERTAKING"), by and among Salomon Brothers International Limited, Banco Santander Central Hispano S.A., acting through its London branch, and The Bank of New York. Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Undertaking.

The undersigned hereby instructs Custodian to transfer the Collateral specified below from the Collateral Account to the following account:

                        Collateral:
                                   -------------------------------------

                        ABA:
                            --------------------------------------------

                        Bank or Depository:
                                           -----------------------------

                        City:
                             -------------------------------------------

                        Account Name:
                                     -----------------------------------

                        Account Number:
                                       ---------------------------------

                                          Very truly yours,

                                          [                  ]


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: